UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 2, 2019

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange

Floating Rate AT&T Inc.	T 20C	New York Stock Exchange
Global Notes due August 3, 2020

1.875% AT&T Inc.	T 20	New York Stock Exchange
Global Notes due December 4, 2020

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
2.65% AT&T Inc.	T 21B	New York Stock Exchange
Global Notes due December 17, 2021

1.45% AT&T Inc.	T 22B	New York Stock Exchange
Global Notes due June 1, 2022

2.50% AT&T Inc.	T 23	New York Stock Exchange
Global Notes due March 15, 2023

2.75% AT&T Inc.	T 23C	New York Stock Exchange
Global Notes due May 19, 2023

Floating Rate AT&T Inc.	T 23D	New York Stock Exchange
Global Notes due September 5, 2023

1.05% AT&T Inc.	T 23E	New York Stock Exchange
Global Notes due September 5, 2023

1.30% AT&T Inc.	T 23A	New York Stock Exchange
Global Notes due September 5, 2023

1.950% AT&T Inc.	T 23F	New York Stock Exchange
Global Notes due September 15, 2023

2.40% AT&T Inc.	T 24A	New York Stock Exchange
Global Notes due March 15, 2024

3.50% AT&T Inc.	T 25	New York Stock Exchange
Global Notes due December 17, 2025

1.80% AT&T Inc.	T 26D	New York Stock Exchange
Global Notes due September 5, 2026

2.90% AT&T Inc.	T 26A	New York Stock Exchange
Global Notes due December 4, 2026

2.35% AT&T Inc.	T 29D	New York Stock Exchange
Global Notes due September 5, 2029

4.375% AT&T Inc.	T 29B	New York Stock Exchange
Global Notes due September 14, 2029

2.60% AT&T Inc.	T 29A	New York Stock Exchange
Global Notes due December 17, 2029

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
3.55% AT&T Inc.	T 32	New York Stock Exchange
Global Notes due December 17, 2032

5.20% AT&T Inc.	T 33	New York Stock Exchange
Global Notes due November 18, 2033

3.375% AT&T Inc.	T 34	New York Stock Exchange
Global Notes due March 15, 2034

2.45% AT&T Inc.	T 35	New York Stock Exchange
Global Notes due March 15, 2035

3.15% AT&T Inc.	T 36A	New York Stock Exchange
Global Notes due September 4, 2036

7.00% AT&T Inc.	T 40	New York Stock Exchange
Global Notes due April 30, 2040

4.25% AT&T Inc.	T 43	New York Stock Exchange
Global Notes due June 1, 2043

4.875% AT&T Inc.	T 44	New York Stock Exchange
Global Notes due June 1, 2044

5.35% AT&T Inc.	TBB	New York Stock Exchange
Global Notes due November 1, 2066

5.625% AT&T Inc.	TBC	New York Stock Exchange
Global Notes due August 1, 2067

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

On July 2, 2019, AT&T Inc. (“AT&T”, “we” or “the Company”) provided information regarding certain second-quarter transactions.

In June 2019, we amended, extended and increased our March 2019 revolving agreement to transfer certain receivables from our WarnerMedia business to various financial institutions in exchange for an additional $2.6 billion net cash proceeds during the second quarter. The agreement will now expire in June 2020 and the limit was increased to $4.0 billion.

On June 27, 2019, we prepaid a total of $2.6 billion of long-term debt obligations comprised of:
●	$1.5 billion of the $2.25 billion of the syndicated term loan agreement with The Bank of Nova Scotia, as administrative agent. At June 30, 2019, there was $750 million advances outstanding.
●	$0.5 billion of the $3.55 billion November 2018 term loan credit agreement with Bank of America, N.A. as agent. At June 30, 2019, there was approximately $3.0 billion outstanding under this agreement.
●	$0.6 billion under a July 2017 credit agreement with Canadian Imperial Bank of Commerce, as administrative agent. This agreement was paid in full and was terminated.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 2, 2019	By:/s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller